Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of April 21, 2008, by and between INFOSONICS CORPORATION, a Maryland corporation ("Borrower"), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Trade Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of October 6, 2005 as amended from time to time ("Credit Agreement").

WHEREAS, Borrower is in default under the terms of the Credit Agreement for failure to meet the Pre-Tax Profit requirement of Exhibit A - Addendum to Credit Agreement for the fiscal quarter ending March 31, 2008 (the “Existing Default”);

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests or other documents in favor of Trade Bank, all of which shall remain in full force and effect unless expressly amended hereby:

1. The first sentence of Article I. CREDIT FACILITY, Section 1.2 Credit Extension Limit is hereby deleted in its entirety, and the following substituted therefor:

“On or before April 29, 2008, the aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Thirty Seven Million Dollars ($37,000,000) or (b) the Borrowing Base in effect from time to time; and on and after April 30, 2008, the aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Thirty Million Dollars ($30,000,000) or (b) the Borrowing Base in effect from time to time (“Overall Credit Limit”).”

2. EXHIBIT B - REVOLVING CREDIT FACILITY SUPPLEMENT shall be deleted in its entirety, and the attached EXHIBIT B - REVOLVING CREDIT FACILITY SUPPLEMENT, a all terms of which are incorporated herein by this reference, shall be substituted therefor.

3. Conditions Precedent. The obligation of Trade Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Trade Bank’s satisfaction of all of the following conditions by no later than April 22, 2008:

(a) Trade Bank shall have received, in form and substance satisfactory to Trade Bank, each of the following, duly executed:

(i)	This Amendment.
(ii)	Revolving Credit Loans Note
(iii)	Such other documents as Trade Bank may require under any other section of this Amendment.

(b) Other Fees and Costs. In addition to Borrower’s obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Trade Bank the full amount of all costs and expenses, including reasonable attorneys’ fees (including the allocated costs of Trade Bank’s in-house counsel) expended or incurred by Trade Bank in connection with the negotiation and preparation of this Amendment, for which Trade Bank has made demand.

(e) Interest. Interest under the Prior Revolving Credit Loan Note shall have been paid current.

4. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

(a) Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Trade Bank, all of Trade Bank's predecessors in interest, and all of Trade Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Trade Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Amendment to Trade Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Trade Bank, or any of Trade Bank's predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b) Borrower hereby acknowledges, represents and warrants to Trade Bank as follows:

(i) Borrower understands the meaning and effect of Section 1542 of the California Civil Code which provides:

"Section 1542. GENERAL RELEASE; EXTENT. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

(ii) With regard to Section 1542 of the California Civil Code, Borrower agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Trade Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

(d) Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Trade Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

5. Waiver of Certain Defaults. Borrower has failed to comply with certain financial covenants contained in the Credit Agreement. Subject to the terms and conditions set forth herein, and subject to the satisfaction of all conditions precedent contained herein, Trade Bank hereby waives the Existing Default for the period ending March 31, 2008. The foregoing waiver shall not be deemed to constitute a waiver of any other provision of the Credit Agreement nor is it a waiver of any subsequent breach of the same provisions.

6. Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

7. Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default (other than the Existing Default) as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default (other than the Existing Default).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

INFOSONICS CORPORATION,	WELLS FARGO HSBC TRADE BANK,
a Maryland corporation	NATIONAL ASSOCIATION

By: /s/ Jeff Klausner Title: Chief Financial Officer	By: /s/ Edith Lim Title: Vice President/Principal